The Providence Service Corporation Reports
First Quarter 2020 Financial Results

ATLANTA, GA – May 7, 2020 – The Providence Service Corporation (the “Company” or “Providence”) (Nasdaq: PRSC), the nation’s largest provider of non-emergency medical transportation (“NEMT”) programs and holder of a minority interest in Matrix Medical Network, today reported financial results for the three months ended March 31, 2020.

First Quarter 2020 Highlights:
•Revenue from continuing operations of $367.3 million
•Income from continuing operations, net of tax, of $16.3 million, and earnings of $1.02 per diluted common share
•Adjusted EBITDA of $16.0 million, Adjusted Net Income of $9.9 million and Adjusted EPS of $0.58
•Net cash provided by operating activities of $38.8 million
•At March 31, 2020, cash, net of debt, of $92.4 million, compared to $61.4 million at December 31, 2019

Subsequent Event:
•On May 6, 2020, Providence’s subsidiary, LogistiCare Solutions, LLC (“LogistiCare”), acquired National MedTrans, LLC (“National MedTrans”), comprised of its ongoing contractual relationships to provide non-emergency medical transportation, from Specialty Benefits, LLC. For additional details, please refer to the Form 8-K filed by the Company this morning with the U.S. Securities and Exchange Commission.

Daniel E. Greenleaf, President and Chief Executive Officer, said, “I commend our teammates, referral partners, state payors and transportation partners for unifying and adapting quickly during the COVID-19 crisis to provide essential services that ensure members have access to needed healthcare. Amidst this pandemic we delivered strong financial results in the first quarter of 2020, highlighted by a 31.5% year over year increase in Adjusted EBITDA to $16.0 million. While the global macro environment remains highly volatile and unpredictable, our stable balance sheet, excellent cash flow generation, resilient teammates and clear market leadership in non-emergency medical transportation position the Company to emerge stronger from this challenging period. Meanwhile, our top priority is to protect the health and well-being of our employees, transportation partners and members.”

Mr. Greenleaf concluded, “We remain focused on executing our strategic plan. By listening to the voice of the customer, placing the right people in the right seats, delivering critical technology enhancements, reducing operational variation, accelerating profitable growth, and driving cultural change, we intend to build long-term value for our shareholders. We will complement our organic growth plan with selective, opportunistic acquisitions of compelling strategic and economic value. Consistent with our strategic planning and priorities, we are extremely pleased to announce the purchase of National MedTrans, which brings us more than $200 million of estimated annual revenue across important geographies and managed care organizations.”

Share Repurchase Authorization

On March 11, 2020, the Board authorized a new stock repurchase program under which the Company may repurchase up to $75.0 million in aggregate value of the Company’s Common Stock, subject to the consent of the holders of a majority of the Company’s Series A convertible preferred stock, through December 31, 2020, unless terminated earlier. Since the Board-authorized program started on March 11, 2020, the Company repurchased 195,576 shares for $10.2 million through May 5, 2020.

As of May 5, 2020, the Company had approximately $64.8 million of availability under its share repurchase program.

COVID-19 and Extension of Credit Facility

On May 6, 2020, the Company entered into the Seventh Amendment to its Credit Agreement, which, among other things, expanded the revolving credit facility from $200.0 million to $225.0 million, extended the maturity date to August 1, 2021 and increased the letter of credit sublimit from $25.0 million to $40.0 million.

During the quarter ended March 31, 2020, the Company borrowed $162.0 million under its revolving credit facility as a precautionary measure to enhance the Company's financial flexibility given uncertainty surrounding the COVID-19 pandemic and its impact on global economies and financial markets. The Company ended the quarter with total cash of $254.4 million, or $92.4 million net of debt.

While it is difficult to quantify precisely the impact of COVID-19 on Providence’s operations, the Company generated strong operating cash flow during the first quarter of 2020. The Company's stable balance sheet and enhanced financial flexibility further mitigate risk related to the pandemic.

The Company provides essential services and has developed a risk mitigation program to protect the safety of its employees, transportation partners and client members based on guidelines from the Centers for Disease Control and Prevention (CDC), the World Health Organization (WHO) and state and local governments.

First Quarter 2020 Results

For the first quarter of 2020, the Company reported revenue of $367.3 million, a decrease of 0.1% from $367.8 million in the first quarter of 2019.

Operating income was $10.0 million, or 2.7% of revenue, in the first quarter of 2020, compared to operating income of $3.4 million, or 0.9% of revenue, in the first quarter of 2019. Income from continuing operations, net of tax, in the first quarter of 2020 was $16.3 million, or $1.02 earnings per diluted common share, compared to income from continuing operations, net of tax, of $1.3 million, or $0.02 earnings per diluted common share, in the first quarter of 2019. Income from operations in the first quarter of 2020 included a tax benefit due to the impact of the Coronavirus Aid, Relief, and. Economic Security Act (the "CARES Act") of $11.1 million.

Adjusted EBITDA was $16.0 million, or 4.4% of revenue, in the first quarter of 2020, compared to $12.2 million, or 3.3% of revenue, in the first quarter of 2019.

Adjusted Net Income in the first quarter of 2020 was $9.9 million, or $0.58 earnings per diluted common share, compared to $6.6 million, or $0.37 earnings per diluted common share, in the first quarter of 2019.

The quarter-over-quarter decrease in revenue was primarily due to contracts we no longer serve, including managed-care organization ("MCO") contracts in California, Louisiana and New York, some of which the Company terminated due to low profitability. In addition, revenue was impacted by lower trip volume associated with certain profit corridor contracts due to the COVID-19 pandemic. This was partially offset by various rate adjustments secured in the latter parts of 2019.

Adjusted EBITDA increased in the first quarter of 2020 due to lower utilization associated with the Company's full-risk capitated contracts, partially offset by lower volume on certain profit corridor contracts.

Matrix - Equity Investment

For the first quarter of 2020, Matrix’s revenue was $61.3 million, a decrease of 8.5% from $67.0 million in the first quarter of 2019. Matrix had an operating loss of $1.7 million for the first quarter of 2020, compared to operating income of $0.6 million for the first quarter of 2019.

Providence recorded a loss of $2.6 million related to its Matrix equity investment compared to a loss of $1.7 million for the first quarter of 2019.

For the first quarter of 2020, Matrix recorded Adjusted EBITDA of $9.9 million, or 16.2% of revenue, compared to $14.0 million, or 20.8% of revenue, for the first quarter of 2019. Adjusted EBITDA was impacted by slowing volume for in-home health assessments in March due to the COVID-19 pandemic, however, was partially offset by lower direct and indirect costs.

As of March 31, 2020, Providence's ownership interest and equity investment in Matrix was 43.6% and $128.1 million, respectively.

Investor Presentation and Conference Call

Providence will hold a conference call to discuss its financial results on Thursday, May 7, 2019 at 8:00 a.m. ET. An investor presentation has been prepared to accompany the conference call and can be found on the Company’s website (investor.prscholdings.com). To access the call, please dial:

US toll-free: 1 (844) 244 3865
International: 1 (518) 444 0681
Passcode: 9565986

Replay (available until May 14, 2020):
US toll-free: 1 (855) 859 2056
International: 1 (404) 537 3406
Passcode: 9565986

You may also access the conference call via webcast at investor.prscholdings.com, where the call also will be archived.

About Providence

The Providence Service Corporation, through its fully-owned subsidiaries LogistiCare Solutions, LLC and Circulation, Inc., is the nation's largest manager of non-emergency medical transportation programs for state governments and managed care organizations. Its range of services includes call center management, network credentialing, vendor payment management and non-emergency medical transport management. The Company also holds a minority interest in Matrix Medical Network which provides a broad array of assessment and care management services to individuals that improve health outcomes and health plan financial performance. For more information, please visit prscholdings.com.

Non-GAAP Financial Measures and Adjustments

In addition to the financial results prepared in accordance with generally accepted accounting principles in the United States ("GAAP"), this press release includes EBITDA and Adjusted EBITDA for the Company and its segments, as well as Adjusted Net Income and Adjusted EPS, which are performance measures that are not recognized under GAAP. EBITDA is defined as income (loss) from continuing operations, net of taxes, before: (1) interest expense, net, (2) provision (benefit) for income taxes and (3) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before certain items, including (as applicable): (1) restructuring and related charges, including costs related to our corporate reorganization, (2) equity in net loss of investee, (3) certain litigation related expenses, settlement income or other negotiated settlements relating to certain matters from prior periods, (4) certain transaction and related costs, and (5) COVID-19 related costs. Adjusted Net Income is defined as income from continuing operations, net of taxes, before certain items, including (1) restructuring and related charges, (2) equity in net loss of investee, (3) certain litigation related expenses, settlement income or other negotiated settlements relating to certain matters from prior periods, (4) intangible asset amortization, (5) certain transaction and related costs, (6) COVID-19 related costs, (7) tax impacts from the CARES Act and (8) the income tax impact of such adjustments. Adjusted EPS is calculated as Adjusted Net Income less (as applicable): (1) dividends on convertible preferred stock and (2) adjusted net income allocated to participating stockholders, divided by the diluted weighted-average number of common shares outstanding as calculated for Adjusted Net Income. Our non-GAAP performance measures exclude certain expenses and amounts that are not driven by our core operating results and may be one time in nature. Excluding these expenses makes comparisons with prior periods as well as to other companies in our industry more meaningful. We believe such measures allow investors to gain a better understanding of the factors and trends affecting the ongoing operations of our business. We consider our core operations to be the ongoing activities to provide services from which we earn revenue, including direct operating costs and indirect costs to support these activities. In addition, our net loss in equity investee is excluded from these measures, as we do not have the ability to manage the venture, allocate resources within the venture, or directly control its operations or performance.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial information is not meant to be considered in isolation from or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about our business and our industry, and are not guarantees of our future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond our ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein, including but not limited to: the early termination or non-renewal of contracts; our ability to successfully respond to governmental requests for proposal; our ability to fulfill our contractual obligations; our ability to identify and successfully complete and integrate acquisitions; our ability to identify and realize the benefits of strategic initiatives; the loss of any of the significant payors from whom we generate a significant amount of our revenue; our ability to accurately estimate the cost of performing under certain capitated contracts; our ability to match the timing of the costs of new contracts with its related revenue; the outcome of pending or future litigation; our ability to attract and retain senior management and other qualified employees; our ability to successfully complete recent divestitures or business termination; the accuracy of representations and warranties and strength of related indemnities provided to us in acquisitions or claims made against us for representations and warranties and related indemnities in our dispositions; our ability to effectively compete in the marketplace; inadequacies in or security breaches of our information technology systems, including our ability to protect private data; the impact of COVID-19 on us (including: the duration and scope of the pandemic; governmental, business and individuals’ actions taken in response to the pandemic; economic activity and actions taken in response; the effect on our clients and client demand for our services; and the ability of our clients to pay for our services); seasonal fluctuations in our operations; impairment of long-lived assets; the adequacy of our insurance coverage for automobile, general liability, professional liability and workers’ compensation; damage to our reputation by inaccurate, misleading or negative media coverage; our ability to comply with government healthcare and other regulations; changes in budgetary priorities of government entities that fund our services; failure to adequately comply with patient and service user information regulations; possible actions under Medicare and Medicaid programs for false claims or recoupment of funds for noncompliance; changes in the regulatory landscape applicable to Matrix; changes to our estimated income tax liability from audits or otherwise; our ability to meet restrictive covenants in our credit agreement; restrictions in the terms of our preferred stock; the costs of complying with public company reporting obligations; and the accuracy of our accounting estimates and assumptions.

The Company has provided additional information in our annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward- looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations Contact
Kalle Ahl, The Equity Group
(212) 836-9614
kahl@equityny.com

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The Providence Service Corporation

The Providence Service Corporation
Unaudited Condensed Consolidated Statements of Operations
(in thousands except share and per share data)

	Quarter ended March 31,
	2020	2019

Service revenue, net	$367,291	$367,815

Operating expenses:
Service expense	332,661	340,498
General and administrative expense	20,795	19,401
Depreciation and amortization	3,790	4,475
Total operating expenses	357,246	364,374

Operating income	10,045	3,441

Other expenses (income):
Interest expense, net	241	303
Other income	—	(66)
Equity in net loss of investee	2,550	1,656
Income from continuing operations before income taxes	7,254	1,548
(Benefit) provision for income taxes	(9,046)	234
Income from continuing operations, net of tax	16,300	1,314
Loss from discontinued operations, net of tax	(202)	(732)
Net income	$16,098	$582

Net income (loss) attributable to common stockholders	$12,998	$(535)

Basic earnings (loss) per common share:
Continuing operations	$1.02	$0.02
Discontinued operations	(0.02)	(0.06)
Basic earnings (loss) per common share	$1.00	$(0.04)

Diluted earnings (loss) per common share:
Continuing operations	$1.02	$0.02
Discontinued operations	(0.02)	(0.06)
Diluted earnings (loss) per common share	$1.00	$(0.04)

Weighted-average number of common
shares outstanding:
Basic	12,987,740	12,899,714
Diluted	13,012,991	12,953,328

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The Providence Service Corporation

The Providence Service Corporation
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$254,371	$61,365
Accounts receivable, net of allowance	172,050	180,416
Other current assets (1)	36,300	14,491
Current assets of discontinued operations (2)	33	155
Total current assets	462,754	256,427
Operating lease right-of-use assets	18,693	20,095
Property and equipment, net	22,586	23,243
Goodwill and intangible assets, net	153,569	155,127
Equity investment	128,098	130,869
Other long-term assets	11,415	11,620
Total assets	$797,115	$597,381

Liabilities, redeemable convertible preferred stock and stockholders' equity
Current liabilities:
Current portion of long-term debt	$162,000	$—
Current portion of finance lease liabilities	276	308
Current portion of operating lease liabilities	6,737	6,730
Other current liabilities (3)	158,675	141,718
Current liabilities of discontinued operations (2)	1,455	1,430
Total current liabilities	329,143	150,186
Finance lease liabilities, less current portion	—	45
Operating lease liabilities, less current portion	12,987	14,502
Other long-term liabilities (4)	49,507	37,936
Total liabilities	391,637	202,669

Mezzanine and stockholders' equity
Convertible preferred stock, net	77,120	77,120
Stockholders' equity	328,358	317,592
Total liabilities, redeemable convertible preferred stock and stockholders' equity	$797,115	$597,381

(1) Includes other receivables, prepaid expenses and short-term restricted cash.
(2) Includes assets or liabilities primarily related to WD Services' former Saudi Arabian operation.
(3) Includes accounts payable, accrued expenses, accrued transportation costs, deferred revenue and self-funded insurance programs.
(4) Includes other long-term liabilities and deferred tax liabilities.

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The Providence Service Corporation

The Providence Service Corporation
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands) (1)

	Three months ended March 31,
	2020	2019
Operating activities
Net income	$16,098	$582
Depreciation and amortization	3,790	4,475
Stock-based compensation	1,045	2,103
Equity in net loss of investee	2,550	1,656
Other non-cash items	14,698	1,752
Changes in working capital	651	28,263
Net cash provided by operating activities	38,832	38,831
Investing activities
Purchase of property and equipment	(1,574)	(1,682)
Net cash used in investing activities	(1,574)	(1,682)
Financing activities
Proceeds from debt	162,000	—
Preferred stock dividends	(1,095)	(1,087)
Repurchase of common stock, for treasury	(7,299)	(217)
Restricted stock surrendered for employee tax payment	(37)	—
Proceeds from common stock issued pursuant to stock option exercise	2,054	2,557
Other financing activities	(77)	(145)
Net cash used in financing activities	155,546	1,108
Net change in cash and cash equivalents	192,804	38,257
Cash, cash equivalents and restricted cash at beginning of period	61,673	12,367
Cash, cash equivalents and restricted cash at end of period	$254,477	$50,624

(1) Includes both continuing and discontinued operations.

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The Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands) (Unaudited)

	Quarter ended March 31, 2020
	NET Services	Matrix Investment	Total Continuing Operations

Service revenue, net	$367,291	$—	$367,291

Operating expenses:
Service expense	332,661	—	332,661
General and administrative expense	20,795	—	20,795
Depreciation and amortization	3,790	—	3,790
Total operating expenses	357,246	—	357,246

Operating income	10,045	—	10,045

Other expenses:
Interest expense, net	241	—	241
Equity in net loss of investee	—	2,550	2,550
Income (loss) from continuing
operations before income taxes	9,804	(2,550)	7,254
Benefit for income taxes	(8,341)	(705)	(9,046)
Income (loss) from continuing operations, net of taxes	18,145	(1,845)	16,300

Interest expense, net	241	—	241
Benefit for income taxes	(8,341)	(705)	(9,046)
Depreciation and amortization	3,790	—	3,790

EBITDA	13,835	(2,550)	11,285

Restructuring and related charges (1)	1,322	—	1,322
Transaction costs (2)	855	—	855
COVID-19 related costs	22	—	22
Equity in net loss of investee	—	2,550	2,550

Adjusted EBITDA	$16,034	$—	$16,034

(1) Restructuring and related charges include severance costs of $680 and professional services costs of $642.
(2) Transaction costs include Circulation management incentive plan ("MIP") costs and certain transaction-related expenses.

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The Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands) (Unaudited)

	Quarter ended March 31, 2019
	NET Services	Matrix Investment	Total Continuing Operations

Service revenue, net	$367,815	$—	$367,815

Operating expenses:
Service expense	340,498	—	340,498
General and administrative expense	19,401	—	19,401
Depreciation and amortization	4,475	—	4,475
Total operating expenses	364,374	—	364,374

Operating income	3,441	—	3,441

Other expenses (income):
Interest expense, net	303	—	303
Other income	(66)	—	(66)
Equity in net loss of investee	—	1,656	1,656
Income (loss) from continuing
operations, before income tax	3,204	(1,656)	1,548
Provision (benefit) for income taxes	572	(338)	234
Income (loss) from continuing operations, net of taxes	2,632	(1,318)	1,314

Interest expense, net	303	—	303
Provision (benefit) for income taxes	572	(338)	234
Depreciation and amortization	4,475	—	4,475

EBITDA	7,982	(1,656)	6,326

Restructuring and related charges (1)	2,812	—	2,812
Transaction costs (2)	1,388	—	1,388
Equity in net loss of investee	—	1,656	1,656
Litigation expense	9	—	9

Adjusted EBITDA	$12,191	$—	$12,191

(1) Restructuring and related charges include organizational consolidation costs of $1,786 and severance costs of $1,026.
(2) Transaction costs related to the Circulation MIP and certain transaction-related expenses.

The Providence Service Corporation

The Providence Service Corporation
Summary Financial Information of Equity Investment in Matrix Medical Network (1)
(in thousands)
(Unaudited)

	Quarter ended March 31,
	2020	2019
Revenue	$61,304	$66,983
Operating expense	53,049	55,220
Depreciation and amortization	9,928	11,208
Operating (loss) income	(1,673)	555

Interest expense	5,730	6,392
Benefit for income taxes	(1,046)	(1,351)
Net loss	(6,357)	(4,486)

Interest	43.6%	43.6%
Net loss - Equity Investment	(2,771)	(1,952)
Management fee and other	221	296
Equity in net loss of investee	$(2,550)	$(1,656)

Net Debt (2)	$290,742	$297,046

(1)The results of our equity method investment are excluded from the calculation of Providence's Adjusted EBITDA and Adjusted Net Income.
(2)Net debt represents long-term debt, excluding deferred financing costs, less cash.

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The Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA: Matrix Medical Network (1)
(in thousands) (Unaudited)

	Quarter ended March 31,
	2020	2019
Revenue	$61,304	$66,983
Operating expense	53,049	55,220
Depreciation and amortization	9,928	11,208
Operating income	(1,673)	555

Interest expense	5,730	6,392
Benefit for income taxes	(1,046)	(1,351)
Net loss	(6,357)	(4,486)

Depreciation and amortization	9,928	11,208
Interest expense	5,730	6,392
Benefit for income taxes	(1,046)	(1,351)
EBITDA	8,255	11,763
Management fees	493	660
Integration costs	—	1,483
Severance costs	799	—
Transaction costs	385	45
Adjusted EBITDA	$9,932	$13,951

(1) Providence accounts for its proportionate share of Matrix's results using the equity method. Matrix's Adjusted EBITDA is not included within Providence's Adjusted EBITDA in any period presented.

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The Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted Net Income and Adjusted Net Income per Common Share:
(in thousands, except share and per share data)
(Unaudited)

	Quarter ended March 31,
	2020	2019

Income from continuing operations, net of tax	$16,300	$1,314

Restructuring and related charges (1)	1,322	3,030
Transaction costs (2)	855	1,388
Equity in net loss of investee	2,550	1,656
Intangible amortization expense	1,559	1,559
Litigation expense, net	—	9
COVID-19 related costs	22	—
Tax impact of the CARES Act	(11,060)	—
Tax effected impact of adjustments	(1,664)	(2,352)

Adjusted Net Income	$9,884	$6,604
		.
Dividends on convertible preferred stock	(1,095)	(1,087)
Income allocated to participating securities	(1,177)	(744)

Adjusted Net Income available to common stockholders	$7,612	$4,773

Adjusted EPS	$0.58	$0.37

Diluted weighted-average number of common shares outstanding	13,012,991	12,953,328

(1) Restructuring and related charges include severance, organizational consolidation costs and professional fees.
(2) Transaction costs include the MIP related to the Circulation acquisition and certain other transaction-related expenses.